                                                                    EXHIBIT 23.3



                          CONSENT OF ERNST & YOUNG LLP



    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 11, 1997, with respect to the combined financial statements of Earlybird Courier Service, LLC, Total Management Supports Services, LLC and their Affiliates included in Amendment No. 1 to the Registration Statement (Form S-1 No.333-39971) and related Prospectus of Dispatch Management Services Corp. for the registration of its common stock.



                                          /s/ ERNST & YOUNG LLP



                                          ERNST & YOUNG LLP



New York, New York
December 24, 1997

                          CONSENT OF ERNST & YOUNG LLP



    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 5, 1997, with respect to the financial statements of RJK Enterprises Inc. (D.B.A. Deadline Express) included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-39971) and related Prospectus of Dispatch Management Services Corp. for the registration of its common stock.



                                          /s/ ERNST & YOUNG LLP



                                          ERNST & YOUNG LLP



New York, New York
December 24, 1997